AMENDMENT NO. 2 TO

PARTICIPATION AGREEMENT BY AND BETWEEN

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN, SACHS & CO. AND

AMERICAN GENERAL LIFE INSURANCE COMPANY

This Amendment No. 2 to the Participation Agreement dated December 19, 2003 (the “Amendment”), is made and entered into this 29th day of April, 2016 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company referred to herein.

WITNESSETH:

WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement on December 19, 2003 (the “2003 Agreement”);

WHEREAS, the Trust, the Distributor and the Company wish to amend the 2003 Agreement to reflect the offering of the Service, Institutional and Advisor Shares of certain series of the Trust in certain additional registered products; and

WHEREAS, Article XI of the 2003 Agreement provides that the 2003 Agreement may be amended by written agreement signed by all of the parties.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Trust, the Distributor and the Company hereby agree as follows:

1.	Unless otherwise noted or amended herein, all other terms used in this Amendment shall have the same meaning as in the 2003 Agreement.

2.	Except as hereby amended, the 2003 Agreement remains in full force and effect in accordance with it terms.

3.	Amendments and Additions to Schedules.

Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 2.

Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 3.

***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)

Date: April 29, 2016	By:	/s/ James McNamara
		Name:	James McNamara
		Title:	Managing Director

GOLDMAN, SACHS & CO.
(Distributor)

Date: April 29, 2016	By:	/s/ Marci Green
		Name:	Marci Green
		Title:	Managing Director

AMERICAN GENERAL LIFE INSURANCE COMPANY
(Company)

Date: April 29, 2016	By:	/s/ Robert J. Scheinerman
		Name:	Robert J. Scheinerman
		Title:	President, Individual Retirement

Schedule 2

Classes of Contracts

Supported by Separate Accounts

Listed on Schedule 1

Effective as of April 29, 2016, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:
Policy Marketing Name	SEC 1933 Act Registration Number	Name of Supporting Account	Annuity or Life
Polaris Platinum III	333-185762	Variable Separate Account	Variable Annuity
Polaris Choice IV	333-185784	Variable Separate Account	Variable Annuity
Polaris Platinum O- Series	333-185790	Variable Annuity Account Seven	Variable Annuity
Polaris Preferred Solution	333-185778	Variable Separate Account	Variable Annuity
Polaris Retirement Protector	333-185787	Variable Separate Account	Variable Annuity
Polaris Select Investor	333-198223	Variable Separate Account	Variable Annuity
[Advisory Fee Product 1-Product Name TBD]	To be assigned	Variable Separate Account	Variable Annuity

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

/s/ James McNamara	/s/ Robert J. Scheinerman
Goldman Sachs Variable Insurance Trust	American General Life Insurance Company
Name: James McNamara	Name: Robert J. Scheinerman
Title: Managing Director	Title: President, Individual Retirement

/s/ Marci Green
Goldman, Sachs & Co.
Name: Marci Green
Title: Managing Director

Schedule 3

Trust Classes and Series

Available Under

Each Class of Contracts

Effective as of the date of this Amendment, the following Trust Classes and Series are available under the Contracts:
Contracts Marketing Name	Trust Classes and Series
Platinum Investor VA	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Platinum Investor I VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Platinum Investor II VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Platinum Investor III VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Platinum Investor PLUS VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Platinum Investor Survivor VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Platinum Investor Survivor II VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Executive Advantage VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Gemstone Life VUL	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Select Investor Variable Annuity	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Platinum III	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Choice IV	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)

Polaris Platinum O-Series	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Preferred Solution	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Retirement Protector	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
Polaris Select Investor	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)
[Advisory Fee Product 1-Product Name TBD]	All Series of Goldman Sachs Variable Insurance Trust (Service, Institutional, Advisor)

5